Exhibit 10.9

ADDENDUM TO THE EMPLOYMENT CONTRACT

Undersigned:

Projecta B.V., domiciled in Weert, the Netherlands

(hereafter: Projecta)

Procolor SAS, domiciled in Chatillon Cedex, France

(hereafter: Procolor)

Mr. P. de Kroon, residing in Eindoven, the Netherlands

(hereafter: the Employee)

Considering:

1.	Projecta and the Employee have reached an employment agreement on 1 November 1996, which is still in force.

2.	Procolor wishes to use the professional activities of the Employee on the French market. The Employee will be the Managing Director of Procolor.

3.	The Employee is willing to perform professional activities for Procolor and shall with respect to that act upon given instructions of Procolor.

4.	The above mentioned employment agreement between Projecta and the Employee remains in full force.

5.	During the period in which the Employee performs professional activities as mentioned in section two and three, the Employee will receive a gross salary of Projecta B.V. amounting to EUR 98,000 per annum. This amount can be increased with bonuses between EUR 40,000 and EUR 75,000.

6.	The Employee is entitled to a company car according to the standards of Projecta B.V. The company car is provided by Projecta B.V., but also on behalf of Procolor.

7.	During the period in which the Employee performs professional activities as mentioned in section two and three, the Employee will receive a gross salary of Procolor amounting to EUR 30,000 per annum.

8.	In case the professional activities of the Employee for Procolor cease to exist, the above mentioned remuneration package may be changed.

9.	Possible expenses related to activities on purpose of Procolor are handed in to Procolor by the Employee.

10.	This agreement is going into force per 1 January 2004, for an indefinite period.

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11.	Dutch law, to the exclusion of all other systems governs this agreement.

Drawn up and signed in triplicate,

Weert, January 2004

place and date

Representing Projecta B.V.	Representing Procolor	The Employee

/s/ Richard E. Lundin	/s/ Peter de Kroon	/s/ Peter de Kroon
Richard E. Lundin	P. de Kroon	Mr. P. de Kroon

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